UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 29, 2007

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, Mr. Jason Parikh, Comstock Homebuilding Companies, Inc. (“Comstock”) Chief Accounting Officer, submitted his resignation. Mr. Parikh will assist Comstock in the transition of his duties, on a limited basis, until August 15, 2007. Mr. Parikh is leaving Comstock to become Chief Financial Officer of a privately held office equipment distributor and reseller headquartered in the Midwest.

A portion of Mr. Parikh’s responsibilities will be assumed by Mr. Jeffrey Dauer who has been working with Comstock since October 2004. Mr. Dauer assumed the position of Director, Accounting and Financial Reporting, effective June 1, 2007. Mr. Dauer is a CPA with experience managing accounting, administrative, and internal audit functions in public and private companies. While at Comstock, Mr. Dauer led the successful implementation of its Sarbanes-Oxley Section 404 internal control program. Most recently, Mr. Dauer has been serving as the Company’s director of compliance and financial reporting. Mr. Dauer was endorsed for his new role by the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary